UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! NETFLIX, INC. 2023 Annual Meeting Vote by May 31, 2023 8:59 PM PT V06578-P86112 You invested in NETFLIX, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 1, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 18, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and June 1, 2023 3:00 PM Pacific Time vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/NFLX2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT NETFLIX, INC. This is an overview of the proposals being presented at the 2023 Annual Meeting upcoming shareholder meeting. Please follow the instructions on Vote by May 31, 2023 the reverse side to vote these important matters. 8:59 PM PT Voting Items Board Recommends 1. To elect four directors to hold office until the 2024 Annual Meeting of Stockholders. Nominees: 1a. Mathias Döpfner For 1b. Reed Hastings For 1c. Jay Hoag For 1d. Ted Sarandos For 2. Ratification of appointment of independent registered public accounting firm. For 3. Advisory approval of named executive officer compensation. For 4. Advisory vote on the frequency of future advisory votes on executive compensation. 1 Year 5. Stockholder proposal entitled, “Proposal 5—Reform the Current Impossible Special Shareholder Meeting Requirements,” Against if properly presented at the meeting. 6. Stockholder proposal entitled, “Netflix-Exclusive Board of Directors,” if properly presented at the meeting. Against 7. Stockholder proposal requesting a report on the Company’s 401(K) Plan, if properly presented at the meeting. Against 8. Stockholder proposal entitled, “Policy on Freedom of Association,” if properly presented at the meeting. Against NOTE: Such other business as may properly come before the meeting or any adjournment thereof. V06579-P86112